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                                                                 EXHIBIT 10.51

                         CONSULTING SERVICES AGREEMENT

    This Agreement, effective this 1st day of February, 1994, is made and entered into by and between PARTECH HOLDINGS CORPORATION ("Client"), with the mailing address of 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221, and BIRCHWOOD CAPITAL ADVISORS GROUP, INC. ("Consultant"), with the mailing address of 4 Dogwood Court, West Patterson, New Jersey 07424.

1.  SERVICES

    Client desires and consultant is willing to provide the services as described on Exhibit A ("Services"). Following the execution of the Agreement, and upon the reasonable request of Client, Consultant shall immediately provide Client with Services by the employees and/or agents of Consultant pursuant to the terms and conditions of this Agreement.

2.  STANDARDS

    Consultant will provide Services in accordance with all applicable laws and regulation, including but not limited to, the rules and ethical standards of the Securities and Exchange Commission and National Association of Security Dealers, Inc.

3.  PERSONNEL

    Individuals who perform Services for or on behalf of Consultant to Client, shall be considered the agents, consultants, contractors or employees of Consultant. The relationship between Consultant and Client is solely one of independent contractor. Consultant shall produce the results requested and is entitled to perform the Services required herein through the use of its own personnel. Nothing herein shall be construed or interpreted to deem the relationship between Client and Consultant as an employer-employees relationship. Clonsultant hereby agrees to indemnify Client from and against any and all costs, expenses, damages and the like resulting from any payroll tax or related assessment (including penalties and interest) against Client by reason of Consultant being treated as other than an independent contractor. Consultant and Client shall each designate one or more of their employees as primary contacts (Representatives), who shall be designated at the end of this Agreement, and authorized to act on their behalf in all matters relating to this Agreement.

4.  ASSIGNMENT

    Consultant shall select Personnel to perform Services for the Client who are qualified to perform the requested Services. Client may reject personnel if professional qualifications are unsatisfactory to Client.

5.  CHARGES FOR SERVICES

    In consideration for the services to be performed by Consultant, Client agrees to sell to Consultant seventy-five thousand (75,000) shares of the common stock of Client on the terms and conditions as set forth on the Subscription Agreement attached hereto as Exhibit B. Services to be
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performed by Consultant under this Agreement shall be in consideration of the compensation described above, which shall in no way be construed as being paid for the purchase or sale of any of Client's securities, either for Consultant's own account or as a broker, nor shall this Agrrement and the fee paid hereunder require Consultant to make a market for the securities of Client.

6.  WAGES AND SALARIES

    Consultant shall be responsible for all contract obligations it may have with its Personnel, for the payment of all wages and salaries payable to its Personnel, and the cost of providing Personnel with any fringe benefits to which they may be entitled by reason of being Personnel of Consultant. Consultant shall also be responsible for withholding payroll taxes from the wages and salaries paid to Personnel and the payment of all payroll taxes relating to their employment to government agencies and shall provide workman's compensation insurance, unemployment insurance and any other insurance required by statute.

7.  INDEMNIFICATION

    In connection with this agreement, Consultant and Client mutually agree that they will indemnify and hold harmless each other and such other's respective directors, officers, employees and each person, if any, who controls such other entity within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (any and all of whom are referred to as the "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any claim, action, or proceeding, whether or not resulting in any liability), to which such Indemnified Party may become subject under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of, this Agreement or any transaction covered by this Agreement or the performance of the services provided for herein; provided, however, that such party will not be liable hereunder to the extent that any loss, claim, damage or liability is found in a final non-appealable judgement by a court to have resulted from gross negligence or bad faith in performing the services described herein.

    The forgoing indemnification shall be applicable only if the Indemnified Party delivers written notice to the indemnifying party of a claim for indemnification hereunder within ninety (90) days after the Indemnified Party obtains knowledge of its right to indemnification hereunder with respect to a claim. The indemnifying party shall have sixty (60) days following its receipt of notice hereunder to cure the claim giving rise to indemnification hereunder; otherwise these indemnification provisions shall survive the termination of this Agreement.

8.  INABILITY TO PERFORM

    Consultant and Client shall not be required to perform their respective obligations under this Agreement, or be liable for their failure to perform or for delay in performance of their obligations hereunder if such performance is prevented, hindered, or delayed by reason of any cause beyond the reasonable control of the other party, including, without limitation, any labor dispute, personal illness or injury, act of God, or regulation or order of any government authority. If performance is not possible for thirty (30) consecutive days, either party can terminate.
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9.  TERMINATION

    This Agreement shall continue until terminated as provided in Section 11, unless terminated earlier by either party in the event of the refusal or inability of the other party to perform hereunder in Section 8, or in the event of the breach of any obligation under this Agreement by the other party. Such termination upon breach shall be made by written notice to the other party and shall become effective ten (10) days after delivery of such notice, provided the
defaulting party has not   cured any such default to the satisfaction of the
other party within said ten (10) day period.

10. CONFIDENTIALITY

    Client and Consultant will not, unless otherwise required by law, either during or subsequent to the term of this Agreement, directly or indirectly disclose or publish to any unauthorized person any information designated in writing as secret or confidential by Client or by Consultant without the written consent of the other party; nor will either party disclose to anyone other than Personnel of one of the parties, or use in any way other than in the course of the performance of this Agreement, any information not known to the general public or recognized as standard practice, whether acquired or developed during performance of this Agreement obtained from either party or obtained prior to contract.

    Neither party shall be obligated by this Section 10 with respect to any information which is published or becomes publicly available through no fault of the party receiving such information under this Agreement; or rightfully received from third parties; is developed independently; or is in their possession five (5) years after the effective date of this Agreement. Each party is likely to be exposed to certain business information of the other party not related to the Services, which is considered by the other party to be proprietary and confidential, including but not limited to customer, product and financial information. The parties hereto agree to avoid the unauthorized dissemination or publication of such proprietary information by using the same degree of care with regard to such information and the same methods to prevent the publication thereof as each employs with respect to its own proprietary information of a similar nature.

    Upon termination or expiration of this Agreement, Consultant will return to Client all material, written or descriptive, including, but not limited to drawings, program listings, flowcharts, descriptions or other papers or documents which contain any such confidential information if requested.

    The confidentiality obligation imposed hereunder shall survive the termination of this Agreement.

11. EFFECTIVE DATE

    This Agreement shall be effective upon the date first written above and shall continue in effect for six (6) months thereafter or until terminated by either party upon giving the other party not less than thirty (30) days prior written notice or termination; provided, however, Services being provided at the time of termination shall continue pursuant to the terms of this Agreement until completed.
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12. MISCELLANEOUS

    (a) Unless otherwise stated, all notices, demands, payments and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given on the date delivery is acknowledged, and shall be made only by recognized courier service, or by U.S. Mail, registered or certified, postage prepaid, return receipt requested, to the address of each party set forth in the heading of the Agreement, or to such other address as either party may substitute by written notice to the other party.

    (b) This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors or assigns. Neither party shall assign its obligations hereunder without the express written consent of the other party.

    (c) The captions used in this Agreement are for purposes of identification only and are not to be used to construe any of the terms of the Agreement.

    (d) The following Exhibits, annexed hereto, or incorporated herein and are hereby made a part of this Agreement:

    Exhibit A:  Services

    Exhibit B:  Subscription Agreement

    (e) This Agreement may be executed as a single document bearing all necessary signatures or may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    (f) This Agreement constitutes the entire Agreement and understanding between the parties hereto and integrates all prior negotiations, discussions and agreements between them. No modifications of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party hereto (or their successors).

13. VALIDITY OF AGREEMENT

    If any provisions or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

14. GOVERNING LAW

    This Agreement shall be governed by and interpreted under the laws of the State of Ohio.

PARTECH HOLDINGS CORP.                                BIRCHWOOD CAPITAL ADVISORS
                                                      GROUP, INC.



BY:     /s/ JOHN E. RAYL, CEO            BY:    /s/ CHRIS GIORDANO, President
    -------------------------------          -----------------------------------
                              Title                                        Title
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                                   EXHIBIT A

                                    SERVICES


Consulting services to be provided by Consultant shall be as follows:

   1. Assist and advise from a financial point of view regarding strategic considerations and objectives of Partech and alternatives to accomplish such strategic matters;

   2. Assist and advise from a financial point of view with respect to the desirability, feasibility, structure and terms of proposed transactions and alternatives thereto, and whether proposed or originated by Berkeley or otherwise, including participating with representatives of Partech in discussions and negotiations;

   3. In the event that Partech shall at some future time consider any merger or acquisition transactions, Berkeley will assist and advise from a financial point of view with respect to the feasibility and structure of possible responses on the part of Partech to any such proposed acquisition or merger transaction;

   4. Such other financial advisory services as may be mutually agreed upon.